Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 11, 2007, relating to the financial statements of Biodel Inc., which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
January 15, 2008